                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 LIZ CLAIBORNE
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                           [LIZ CLAIBORNE, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
  LIZ CLAIBORNE, INC.

     The annual meeting of stockholders of Liz Claiborne, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at One Claiborne Avenue, North Bergen, New Jersey, on Thursday, May 20, 1999, at 10:00 A.M., local time, for the following purposes:

     1. To elect three directors to serve until the 2002 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To approve the Amended and Restated Liz Claiborne sec.162(m) Cash Bonus Plan;

     3. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the 1999 fiscal year; and

     4. To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 26, 1999, are entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.

     Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the meeting in person. If you need directions to the meeting site, please call 201-295-6222. Your Board of Directors and management look forward to greeting those stockholders able to attend. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                      By Order of the Board of Directors,
                                      /s/ Roberta Schuhalter Karp

                                      ROBERTA SCHUHALTER KARP
                                      Vice President - Corporate

                                      Affairs, General Counsel and Secretary



New York, New York
April 2, 1999

     YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                           [LIZ CLAIBORNE, INC. LOGO]
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement and enclosed form of proxy are being furnished commencing on or about April 2, 1999, in connection with the solicitation by the Board of Directors of Liz Claiborne, Inc. (the "Company") of proxies in the enclosed form for use at the annual meeting of stockholders to be held on Thursday, May 20, 1999, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted FOR the election of the nominees named below under the caption "Proposal 1 -- Election of Directors -- Nominees for Election;" FOR the approval of the Amended and Restated Liz Claiborne sec.162(m) Cash Bonus Plan; FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the 1999 fiscal year; and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. Any proxy may be revoked by written notice received by the Secretary of the Company at the Company's principal executive offices at 1441 Broadway, New York, New York 10018 at any time prior to the voting thereof.

     Only stockholders of record at the close of business on March 26, 1999, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 26, 1999, there were 63,993,315 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting.

     Abstentions may be specified on all proposals being submitted other than election of directors. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not be treated as shares present and voting on the proposals set out in this Proxy Statement, and will have no effect on the outcome of such proposals.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares in their discretion, depending upon the type of proposals involved. "Broker non-votes" result when brokers are precluded by the New York Stock Exchange from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote on the proposals set out in this Proxy Statement. The inspectors of election will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares present and voting on a specific proposal, thus having no effect on the outcome of such proposal.

     If a stockholder participates in the Company's Dividend Reinvestment Plan (the "DRIP"), the proxy to vote shares represents the number of shares held in custody for the stockholder pursuant to the DRIP, as well as shares registered in the stockholder's own name. Accordingly, First Chicago Trust Company of New York, as Agent for the DRIP, will cause shares held for the account of stockholders participating in the DRIP to be voted in the same way as the stockholder votes shares registered in his or her own name. If the stockholder does not give a proxy, such shares will not be voted. The Company will mail a proxy and this Proxy Statement to all persons who, according to the records of the Company's Transfer Agent, hold shares of Common Stock beneficially in the DRIP but do not own any other shares of Common Stock.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     The members of the Company's Board of Directors are divided into three classes with the term of office of one class expiring each year. At the Annual Meeting, three Directors will be elected to serve a three-year term (until the 2002 annual meeting) and until their respective successors are duly elected and qualified. Unless authority to vote for the election of Directors is withheld, the enclosed proxy will be voted FOR the election of the nominees named below. Directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies may, in their discretion, determine.

     Paul R. Charron, J. James Gordon and Kay Koplovitz, each of whom is presently a Director of the Company, have been nominated by the Board of Directors for re-election to the Board, to serve until the 2002 annual meeting and until their respective successors are duly elected and qualified.

INFORMATION CONCERNING THE DIRECTORS

     Background information with respect to the nominees for election and the six Directors whose terms of office will continue after the Annual Meeting appears below. See "Security Ownership of Management" for information regarding such persons' holdings of Common Stock.

NOMINEES TO SERVE UNTIL 2002:

     PAUL R. CHARRON -- Mr. Charron, 56, joined the Company as Vice Chairman and Chief Operating Officer, and became a Director, in 1994. In 1995, Mr. Charron became President (a position he held until October 1996) and Chief Executive Officer of the Company. In 1996, Mr. Charron became Chairman of the Board of the Company. Prior to joining the Company, Mr. Charron served in various executive capacities at VF Corporation, an apparel manufacturer, from 1988.

     J. JAMES GORDON -- Mr. Gordon, 68, has served as a Director of the Company since 1977. Since 1984, Mr. Gordon has been President of Gordon Textiles International, Ltd., a consultant and distributor/importer of apparel fabrics. Mr. Gordon is also a director of Cornerstone Bancorp, Inc. a regional commercial bank.

     KAY KOPLOVITZ -- Ms. Koplovitz, 53, was elected a Director of the Company in 1992. Since 1998, she has served as Chief Executive Officer of Koplovitz & Co., a media and communications consulting company. From 1980 to 1998, she served as Founder, Chairman and Chief Executive Officer of USA Networks, an international cable television programming company. Ms. Koplovitz is also a director of Nabisco Holdings Corp. Inc., a food products company, and Oracle Corporation, a computer software company.

DIRECTORS WHOSE TERMS EXPIRE IN 2000:

     BERNARD W. ARONSON -- Mr. Aronson, 52, was elected a Director of the Company in January 1998. Mr. Aronson has been Chairman of ACON Investments LLC, a private investment vehicle, since 1996. He also served as International Advisor to Goldman Sachs & Co. from 1993 to 1996 and as Assistant Secretary of State for Inter-American Affairs from 1989 to 1993. Mr. Aronson is also a director of Royal Caribbean Cruises Ltd., a global cruise company.

     ANN M. FUDGE -- Ms. Fudge, 47, was elected a Director of the Company in 1993. Ms. Fudge joined General Foods USA in 1986 and held several planning and marketing positions before being appointed Executive Vice President and General Manager of the Dinners and Enhancers Division in 1991. In 1994, she was named President of Kraft General Foods' Maxwell House Coffee Company. In 1995, Ms. Fudge became Executive Vice President of Kraft Foods, Inc. (the successor to Kraft General Foods, Inc., of which General

Foods USA was an operating unit), the multinational food business of Philip Morris Companies, Inc., while continuing to head the Maxwell House Coffee Division as General Manager. She became President of Kraft's Maxwell House and Post Divisions in 1997. Ms. Fudge is also a director of Allied Signal, Inc., an advanced systems and equipment manufacturer, and The Federal Reserve Bank of New York.

     PAUL E. TIERNEY, JR. -- Mr. Tierney, 56, was elected a Director of the Company in 1995. Mr. Tierney is a co-founding Member of Development Capital, LLC, a private investment vehicle formed in 1996. From 1978 to 1996, Mr. Tierney served as Managing Director of Gollust, Tierney & Oliver, an investment banking partnership. He is Chairman of the Board of Directors of TechnoServe, Inc., a not-for profit corporation, and D.C. United, a major league soccer team, and also serves as a director of UAL Corporation, an air transportation company, C & B Publishing plc (UK), The Argentine Investment Fund, and St. John's College.

DIRECTORS WHOSE TERMS EXPIRE IN 2001:

     ROGER N. FARAH -- Mr. Farah, 46, was elected a Director of the Company in June 1998. Mr. Farah has served as Chairman of the Board and Chief Executive Officer of Venator Group, Inc., retail merchants, since October 1994. From July to October 1994, he served as President and Chief Operating Officer of R.H. Macy & Co., Inc., and from 1991 to July 1994, he was Chairman of the Board and Chief Executive Officer of Federated Merchandising Services, a division of Federated Department Stores, Inc., retail merchants. Mr. Farah is member of the Undergraduate Executive Board of The Wharton School of Business of the University of Pennsylvania.

     GEORGE L. JONES -- Mr. Jones, 48, was elected a Director of the Company in March 1999. Mr. Jones has served as President - Worldwide Licensing at the Warner Brothers consumer products division of Time Warner Inc., an international entertainment and media company, since 1994, and additionally as President - Warner Brothers Studio Stores since 1998. Mr. Jones served as President and Chief Executive Officer of Rose's Stores, Inc., retail merchants, from 1991 to 1994.

     KENNETH P. KOPELMAN -- Mr. Kopelman, 47, was elected a Director of the Company in 1996. Mr. Kopelman has been a partner in the New York City law firm of Kramer Levin Naftalis & Frankel LLP, corporate counsel to the Company, for more than 10 years and served as the Company's Secretary from 1991 to 1996. Mr. Kopelman is also a director of Mobius Management Systems, Inc., a computer software company.

MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     The Board of Directors met seven times during the 1998 fiscal year. During such year, each Director attended more than 75% of the meetings held by the Board of Directors and the committees on which he or she served. The Company's Board also acts from time to time by unanimous written consent in lieu of meetings.

     The Board of Directors has four standing committees, all of which are composed solely of non-management Directors of the Company: the Audit Committee, the Compensation Committee, the Committee on Directors and the Finance Committee.

     Audit Committee. This Committee recommends to the Board the independent public accountants to be engaged, reviews the audit plan and results of the auditing engagement with such accountants, reviews the independence and fees of, and approves non-audit services provided by, such accountants, and reviews with the accountants the overall internal accounting controls and other matters. The Committee, whose present members are Bernard W. Aronson, Ann M. Fudge (chair),
J. James Gordon, George L. Jones, Kenneth P. Kopelman and Kay Koplovitz, held three meetings during the 1998 fiscal year.

     Compensation Committee. This Committee determines the salaries and bonuses for the Chief Executive Officer and President, approves the general policies applicable to salaries and bonuses for the other executive officers, makes all award decisions regarding equity-based compensation plans, and makes recommendations to the Board and senior management regarding Company compensation programs. The Committee, whose present members are Roger N. Farah,
J. James Gordon, Kay Koplovitz (chair) and Paul E. Tierney, Jr., held seven meetings during the 1998 fiscal year.

     Committee on Directors. This Committee is responsible for making recommendations with respect to the nominations by the Board of qualified candidates to serve as Directors of the Company and reviewing and advising the Board on issues of corporate governance and corporate responsibility, as well as directorship practices. The Committee, whose present members are Roger N. Farah, Ann M. Fudge and J. James Gordon (chair), held three meetings during the 1998 fiscal year. The Company's Certificate of Incorporation provides procedures under which stockholders may nominate persons for election as directors. Written notice of any nomination must be delivered to the Secretary of the Company at 1441 Broadway, New York, New York 10018 not less than 14 days nor more than 50 days prior to the date of the meeting at which directors are to be elected and must contain the name, age, business and residence address and principal occupation or employment of, and the number of shares of Common Stock beneficially owned by, each nominee.

     Finance Committee. This Committee advises the Board on a variety of corporate finance issues, including the Company's policies regarding dividends, issuances and purchases of securities, capital expenditures and proposed acquisition and divestiture matters. The Committee, whose present members are Bernard W. Aronson, Kenneth P. Kopelman and Paul E. Tierney, Jr. (chair), held five meetings during the 1998 fiscal year.

     The Company currently pays its non-management Directors an annual retainer of $30,000, $15,000 of which is paid in shares of the Company's Common Stock as described below, plus $1,000 for each Board meeting, executive session and committee meeting attended. In addition, each committee chair receives an additional annual retainer of $4,000. Directors are reimbursed for out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings. Directors who are employees of the Company receive no fees or compensation for their services as Directors.

     The Company has, since 1991, paid a portion of each Director's annual retainer in shares of Common Stock pursuant to the Liz Claiborne, Inc. Outside Directors' 1991 Stock Ownership Plan, as amended (the "Outside Director Plan"). Under the Outside Director Plan, each non-management Director having served as such for at least six months receives an annual award of shares of Common Stock having a value of $15,000 on the first business day of each fiscal year; newly elected non-management Directors receive such an award upon their election to the Board. During fiscal 1998, the following awards of shares of Common Stock were made under the Outside Director Plan: 348 shares on January 5, 1998 to each of Mss. Fudge and Koplovitz and Messrs. Gordon, Kopelman and Tierney; 375 shares on January 23, 1998 to Mr. Aronson; and 276 shares on June 26, 1998 to Mr. Farah (all such Directors, collectively, the "Director Recipients"). All shares awarded under the Outside Director Plan are nontransferable for a period of three years following the applicable award date, subject to exceptions in the case of death or retirement from the Board.

     The Outside Director Plan also provides for each non-management Director to receive a grant of options to purchase 1,000 shares of Common Stock on the first business day of each fiscal year of the Company. All options granted under such Plan carry terms substantially equivalent to options granted to Company employees under the stockholder-approved Liz Claiborne, Inc. 1992 Stock Incentive Plan, as amended (the "1992 Plan"): an exercise price equal to the market price on the grant date, a term of ten years, and a vesting schedule of 25% on each of the first and second anniversaries of the grant date, with the remaining 50% vesting on the third anniversary, subject to earlier vesting on a change of control (as defined in the Outside Director

Plan) or upon death or retirement from the Board after at least five years of service. During fiscal 1998, the following awards of options were made under the Outside Director Plan: options covering 1,000 shares (at an exercise price of $43.00) on January 5, 1998, to each of the Director Recipients other than Messrs. Aronson and Farah; options covering 1,000 shares (at an exercise price of $40.00) on January 23, 1998, to Mr. Aronson; and options covering 1,000 shares (at an exercise price of $54.18) on June 26, 1998, to Mr. Farah.

     The Outside Director Plan further enables each non-management Director to elect prior to any calendar year to defer cash and/or Common Stock fees otherwise payable in that and succeeding calendar years. Deferred cash fees are deemed invested in phantom shares of Common Stock or credited with imputed interest at the prime rate plus one percent, whichever the Director specifies at the time of election. Deferred Common Stock fees are deemed invested in phantom shares of Common Stock, with dividends deemed reinvested in additional phantom shares.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services in all capacities for the 1998, 1997 and 1996 fiscal years of the Chief Executive Officer and the other four most highly compensated executive officers of the Company as of January 2, 1999 (the "Named Executive Officers"):

                                                                                            LONG TERM COMPENSATION
                                                                                      ----------------------------------
                                                                                               AWARDS            PAYOUTS
                                                   ANNUAL COMPENSATION(1)             ------------------------   -------
                                           ---------------------------------------                  SECURITIES
                                                                         OTHER        RESTRICTED    UNDERLYING
                                 FISCAL                                  ANNUAL         STOCK        OPTIONS/     LTIP
NAME AND PRINCIPAL POSITION       YEAR     SALARY(2)      BONUS(3)    COMPENSATION      AWARDS      SARS(#)(4)   PAYOUTS
---------------------------      ------    ----------    ----------   ------------    ----------    ----------   -------
Paul R. Charron................   1998     $1,064,300(6) $  500,000     $ 73,839(7)   $2,961,000(8)   85,000       --
 Chairman of the Board and        1997     $1,052,800(6) $1,186,500     $ 77,146              --      50,000       --
 Chief Executive Officer          1996     $  894,200    $1,208,000     $ 67,525              --      50,000       --
------------------------------------------------------------------------------------------------------------------------
Denise V. Seegal...............   1998     $  700,200    $  300,000           --      $1,213,188(8)   28,000       --
 President                        1997     $  706,200    $  625,000           --              --      18,900       --
                                  1996(9)  $   96,800    $  680,000     $218,750      $  437,500      35,000       --
------------------------------------------------------------------------------------------------------------------------
Samuel M. Miller(10)...........   1998     $  372,700    $   85,000           --      $  514,063(8)       --       --
                                  1997     $  374,000    $  200,000           --              --       8,300       --
                                  1996     $  343,800    $  220,000           --              --       8,000       --
------------------------------------------------------------------------------------------------------------------------
Robert J. Zane.................   1998     $  313,100    $  100,000           --      $  514,063(8)   13,000       --
 Senior Vice President -          1997     $  313,300    $  190,000           --              --       8,300       --
 Manufacturing and Sourcing       1996     $  288,900    $  175,000           --      $  330,000       5,625       --
------------------------------------------------------------------------------------------------------------------------
John R. Thompson...............   1998     $  321,200    $   50,000           --      $  514,063(8)   12,500       --
 Senior Vice
 President - Service,             1997     $  312,100    $  205,000           --              --       8,300       --
 Systems and Distribution and     1996     $  279,200    $  175,000           --              --       8,000       --
 Chief Information Officer
------------------------------------------------------------------------------------------------------------------------


                                    ALL OTHER
NAME AND PRINCIPAL POSITION      COMPENSATION(5)
---------------------------      ---------------
Paul R. Charron................     $657,683
 Chairman of the Board and          $618,437
 Chief Executive Officer            $484,472
----------------------------------------------------------------
Denise V. Seegal...............     $ 48,861
 President                          $ 48,685
                                    $  8,225
--------------------------------------------------------------------------------
Samuel M. Miller(10)...........     $ 32,167
                                    $ 38,925
                                    $ 35,977
------------------------------------------------------------------------------------------------
Robert J. Zane.................     $ 26,730
 Senior Vice President -            $ 32,594
 Manufacturing and Sourcing         $ 21,786
----------------------------------------------------------------------------------------------------------------
John R. Thompson...............     $ 23,173
 Senior Vice
 President - Service,               $ 28,427
 Systems and Distribution and       $ 25,694
 Chief Information Officer
------------------------------------------------------------------------------------------------------------------------

---------------
 (1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers other than Mr. Charron for fiscal 1998 did not exceed the lesser of 10% of each such officer's total annual salary and bonus for such year, or $50,000; such amounts are not included in the table.

 (2) Amounts for fiscal 1997 reflect a fifty-three week period.

 (3) A description of the Company's bonus arrangements is contained under the caption "Board Compensation Committee Report on Executive Compensation" below (the "Compensation Committee Report").

 (4) For fiscal 1998, 1997, and 1996 includes options granted on January 4, 1999, January 6, 1998, and January 9, 1997, respectively, under the 1992 Plan. For Mr. Charron, each of fiscal 1998, 1997 and 1996 includes options subject to a special vesting condition. See "Option Grants Table for Fiscal 1998" below. For Ms. Seegal, fiscal 1996 includes options granted on October 24, 1996, upon the commencement of her employment. See "Employment Arrangements -- Employment Agreement with Denise V. Seegal."

 (5) For fiscal 1998 includes (a) for each of the Named Executive Officers (i) $6,400 contributed under the Company's Profit-Sharing Retirement Plan; (ii) $4,000 contributed as matching contributions under the Company's Savings Plan; (iii) the full amount of all premiums paid by the Company for universal life insurance coverage under the Company's supplemental life insurance plan under which each participant is entitled to any cash surrender value under the policy, providing coverage equal to two times annual base salary, as follows: Mr. Charron -- $21,466; Ms. Seegal: $3,349; Mr. Miller -- $7,942; Mr. Zane -- $6,380; and Mr. Thompson -- $2,298; and
     (iv) amounts accrued under an unfunded Supplemental Executive Retirement Plan (the "SERP") with respect to services rendered during fiscal 1998, as follows: Mr. Charron -- $58,777; Ms. Seegal -- $35,112; Mr.
     Miller -- $13,825; Mr. Zane -- $9,950; and Mr. Thompson -- $10,475; and (b)
     for Mr. Charron (i) $345,365 accrued as of January 4, 1998, under an unfunded deferred compensation plan established in 1996 (the "UDCP") and
     (ii) above-market earnings on all amounts accrued and deferred under the UDCP through January 2, 1999, as calculated pursuant to the terms of the UDCP, in an amount equal to $221,675 (see "Employment
     Arrangements -- Employment Agreement with Paul R. Charron" below).

 (6) Includes amounts deferred under the SERP and the UDCP (see "Employment Arrangements -- Employment Agreement with Paul R. Charron" below).

 (7) Includes (a) $25,861 representing reimbursement of certain transportation expenses; and (b) $30,348 representing reimbursement of certain tax obligations.

 (8) Represents the value (based on the closing price of the Common Stock on January 6, 1998, the date of grant) of the following shares of restricted stock issued under the 1992 Plan pursuant to the Company's Transformation Share Program ("Transformation Shares") as described in the Compensation Committee Report below: Mr. Charron -- 72,000 Shares; Ms. Seegal -- 29,500 Shares; Mr. Miller -- 12,500 Shares; Mr. Zane -- 12,500 Shares; and Mr. Thompson -- 12,500 Shares. These Shares, which are subject to restrictions on transfer and risk of forfeiture until earned by continued service, vest nine and one half years from the date of grant. Vesting may be accelerated if and to the extent the cumulative total return to the Company's stockholders exceeds the total stockholder return achieved by a group of peer companies, such comparison to be made for each of three consecutive three-year performance periods, with the first performance period commencing on January 1, 1998. Prior to vesting, dividends on such restricted shares are held in escrow and deemed reinvested in phantom shares of Common Stock. On January 2, 1999, all such Transformation Shares remained restricted, with a value (based on the closing price of the Common Stock on December 31, 1998) as follows: Mr. Charron -- $2,272,500; Ms. Seegal -- $931,093; Mr. Miller -- $394,531; Mr. Zane -- $394,531; and Mr.
     Thompson -- $394,531. Upon his retirement on January 15, 1999, Mr. Miller forfeited 7,987 of his Transformation Shares pursuant to the terms of the Transformation Share Program. No additional Transformation Share grants are expected to be made unless the vesting of the prior grant has been accelerated.

 (9) Reflects a partial year, including any guaranteed bonus payments.

(10) Mr. Miller, who served as Senior Vice President-Finance and Chief Financial Officer during fiscal 1998, retired from the Company on January 15, 1999.

OPTION GRANTS TABLE FOR FISCAL 1998

     The following table sets forth additional information concerning stock option grants made during fiscal 1998 to the Named Executive Officers. For purposes of the table, grants made on January 4, 1999 are treated as having been made during fiscal 1998 and grants made on January 6, 1998, are treated as having been made during fiscal 1997; these grants are also so reflected in the Summary Compensation Table. In addition, in accordance with SEC disclosure rules, the hypothetical gains, or "option spreads," for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustration purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. All options were issued under the 1992 Plan. The Company has not granted any stock appreciation rights.

                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF
                                                                                      STOCK PRICE APPRECIATION FOR
                                           INDIVIDUAL GRANTS(1)                              OPTION TERM(2)
                        ----------------------------------------------------------   ------------------------------
                        NUMBER OF
                        SECURITIES
                        UNDERLYING    % OF TOTAL OPTIONS    EXERCISE
                         OPTIONS     GRANTED TO EMPLOYEES     PRICE     EXPIRATION
         NAME           GRANTED(#)    IN FISCAL 1998(3)     ($/SHARE)      DATE          5%($)           10%($)
         ----           ----------   --------------------   ---------   ----------       -----           ------
Paul R. Charron.......    85,000(4)          6.40%          $32.5625      1/4/09      $1,740,588       $4,411,288
-------------------------------------------------------------------------------------------------------------------
Denise V. Seegal......    28,000             2.11%          $32.5625      1/4/09      $  573,370       $1,453,130
-------------------------------------------------------------------------------------------------------------------
Samuel M. Miller......        --               --                 --          --              --               --
-------------------------------------------------------------------------------------------------------------------
John R. Thompson......    12,500             0.94%          $32.5625      1/4/09      $  255,969       $  648,719
-------------------------------------------------------------------------------------------------------------------
Robert J. Zane........    13,000             0.98%          $32.5625      1/4/09      $  266,208       $  674,668
-------------------------------------------------------------------------------------------------------------------

---------------
(1) Except as set forth in footnote (4) below, options become exercisable in three annual installments with 25% becoming exercisable on each of the first and second anniversaries of the grant date and 50% on the third anniversary, subject to earlier vesting upon a change of control. A "change of control" occurs if any person acquires 20% or more of the outstanding shares of Common Stock, the stockholders approve a merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company, a cash offer for 50% or more of the outstanding shares of the Common Stock is commenced, or two or more directors are elected to the Board of Directors without approval of incumbent Board members.

(2) Assumes that the stock price on the grant date ($32.5625 on January 4, 1999) has grown, as indicated, at (a) 5% per annum over the term of the option to $53.04, or (b) at 10% per annum over the term of the option to $84.46.

(3) During fiscal 1998, the Company granted to 760 employees options to purchase an aggregate of 1,328,238 shares. All grants were made at exercise prices equal to the market price on the grant date.

(4) Includes options covering 17,000 shares which vest only if Mr. Charron is employed full-time as Chairman of the Board ("Chairman") and Chief Executive Officer of the Company on December 28, 2002 (unless his employment is terminated before such time by reason of death, disability or a change in control).

AGGREGATED OPTION EXERCISES IN FISCAL 1998
AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information concerning all exercises of stock options during fiscal 1998 by the Named Executive Officers and the fiscal year-end value of unexercised options on an aggregated basis. The Company has not granted any stock appreciation rights.

                                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                          NUMBER OF                       OPTIONS AT 1/2/99                   AT 1/2/99(1)
                       SHARES ACQUIRED    VALUE     ------------------------------   ------------------------------
        NAME             ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
        ----           ---------------   --------   -----------   ----------------   -----------   ----------------
Paul R. Charron......      --               --        71,665          198,335         $629,467         $133,346
-------------------------------------------------------------------------------------------------------------------
Denise V. Seegal.....      --               --        13,750           68,150         $    -0-         $    -0-
-------------------------------------------------------------------------------------------------------------------
Samuel M. Miller.....      16,500        $509,438     67,883           19,717         $103,512         $ 34,769
-------------------------------------------------------------------------------------------------------------------
John R. Thompson.....       5,000        $179,375     10,500           30,300         $ 91,719         $ 16,406
-------------------------------------------------------------------------------------------------------------------
Robert J. Zane.......      --               --         9,843           26,457         $ 66,736         $  4,397
-------------------------------------------------------------------------------------------------------------------

---------------
(1) Options are "in-the-money" as of January 2, 1999, to the extent that the market price of the Common Stock (based on the closing price of the Common Stock on December 31, 1998) exceeded the exercise price of such options.

(2) Includes grants made on January 4, 1999.

EMPLOYMENT ARRANGEMENTS

     EMPLOYMENT AGREEMENT WITH PAUL R. CHARRON. The Company has an employment agreement with Paul R. Charron, which expires on April 30, 1999, with automatic one year renewal terms. Such agreement was amended with effect from Mr. Charron's election to the additional position of Chairman in May 1996 to provide for a minimum annual base salary of $1,000,000, an annual target bonus commencing in the 1997 fiscal year equal to 75% of base salary and the annual grant of options covering at least 50,000 shares of Common Stock, twenty percent of which are subject to a special vesting condition. See "Option Grants Table for Fiscal 1998." The agreement also provides that if his employment is terminated either by the Company other than for cause or by him for certain specified reasons, Mr. Charron shall receive a severance payment of $1,750,000; provided that in the event Mr. Charron terminates his employment after a change of control (as defined in his agreement), such severance payment shall be $2,250,000.

     As part of the 1996 amendments to Mr. Charron's employment agreement, the Company established an unfunded deferred compensation plan (the "UDCP"). Under the UDCP, the Company established two unfunded bookkeeping accounts: a Retirement Income Account and a Deferred Salary Account. Upon cessation for any reason of Mr. Charron's full-time employment as Chairman and Chief Executive Officer, he (or his beneficiary) will be entitled to receive the amount credited to the Deferred Salary Account (which is fully vested at all times), plus the amount credited to the Retirement Income Account to the extent vested, plus, in each case, imputed earnings. As of December 31, 1995 (the first day of the Company's 1996 fiscal year) and as of the first day of each of the subsequent five fiscal years, the Retirement Income Account is credited with an amount equal to 15% of the sum of Mr. Charron's base salary for such fiscal year and his cash bonus (if any) for the immediately preceding fiscal year. The Retirement Income Account becomes fully vested on December 28, 2002, provided Mr. Charron is then employed full-time as Chairman and Chief Executive Officer of the Company; vesting is accelerated upon death, disability or termination in connection with a change of control (as defined in the UDCP). As of December 29, 1996 (the first day of the Company's 1997 fiscal year) and as of the first day of each subsequent fiscal year, the Deferred Salary Account is credited with an amount equal to the portion of Mr. Charron's base salary for such fiscal year that exceeds $1 million (and is therefore deferred pursuant to his employment agreement). As of December 28, 1996 (the last day of the Company's 1996 fiscal year) and as of the last day of each subsequent fiscal year, each of the Retirement Income and Deferred Salary Accounts is credited with an amount equal to the balance standing credited thereto on the first day of such fiscal year multiplied by an imputed earnings rate. For the 1996-2001 fiscal years, the imputed earnings rate is the greater of (i) the Company's after-tax rate of return on average capital (as defined in the UDCP) for such fiscal year and (ii) the Federal mid-term rate at the first day of such year. After the 2001 fiscal year, or earlier if Mr. Charron's employment terminates prior to December 30, 2001, the imputed earnings will be the Federal mid-term rate at the first day of the fiscal year.

     EMPLOYMENT AGREEMENT WITH DENISE V. SEEGAL. The Company entered into an employment agreement with Denise V. Seegal, the Company's President, in September 1996. Such agreement expires on September 30, 1999 and provides for a minimum base salary of $680,000, plus bonus. As provided in such employment agreement, the Company paid Ms. Seegal a bonus of $680,000 for fiscal 1996, and issued to Ms. Seegal (i) 5,000 unrestricted shares of Common Stock, (ii) 10,000 restricted shares of Common Stock (which vested on the last day of each of the 1997 and 1998 fiscal years at the rate of 5,000 shares per year) and (iii) options covering 20,000 shares of Common Stock. The agreement also provides that if her employment is terminated either by the Company other than for cause or by her for certain specified reasons, Ms. Seegal will be entitled to continue to receive her base salary under such agreement through August 30, 1999, but in no event less than $1 million.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee is composed of four Directors who meet the test for independence under the Company's stockholder-approved sec.162(m) Cash Bonus Plan (the "sec.162(m) Plan"). The Committee (i) determines the salaries for the Chairman/Chief Executive Officer ("CEO") and the President,
(ii) administers the sec.162(m) Plan, including the determination of bonuses for participants thereunder, (iii) approves the general policies applicable to salaries and bonuses for the other executive officers and reviews and acts on bonuses for those officers, (iv) makes all award decisions regarding equity-based compensation to executive officers and other employees under the Company's stockholder-approved 1992 Stock Incentive Plan, as amended (the "1992 Plan"), and (v) makes recommendations to the full Board and senior management with respect to the adoption and administration of Company compensation programs.

     OVERVIEW. During 1995, the Committee, assisted by an executive compensation consulting firm, performed a wide ranging review of Company compensation programs which culminated in the Board's adoption of a new executive compensation program (the "Program"). As in prior years, during 1998, the Committee sought to continue the "pay for performance" approach inherent in the Program, while providing Company executives with a highly competitive total compensation opportunity through a balancing of rewards based on short-term performance (measured by annual business unit and corporate results) with rewards based on long-term performance (measured principally by stock price appreciation over time).

     The Program components are base salary, an annual incentive bonus, and long-term incentives encompassing stock option grants and restricted stock grants to certain executives. Base pay is generally set within a range comparable to the competitive median, while the annual incentive bonus (if targets are achieved) and long-term incentive components provide performance-based opportunities which may result in rewards significantly higher than the competitive median.

     The annual incentive cash bonus plan applies to all salaried employees (except participants in the sec.162(m) Plan) and emphasizes the annual achievement of objectively measurable goals. Quantitatively measurable performance targets which attempt to best measure the implementation of each business unit's critical business strategies are set annually. For executives in corporate departments which serve a number of operating divisions, a majority of the annual bonus amount is determined by the performance of the operating divisions served and overall corporate performance. The long-term performance component of the Program rewards executives for the collective success of all business units, as measured by stock price appreciation, using both an absolute standard (i.e., increase in the Company's share price, rewarded through stock options) and a relative-to-industry peer group performance standard (i.e., through the Transformation Share program described below).

1998 COMPENSATION

     CASH COMPENSATION. Salary. Salary adjustments are typically made annually, under the same increase guideline that applies to all salaried employees. The guideline for 1998 was 3.5%; this level has been adopted for 1999 as well.

     Incentive Cash Bonuses. sec.162(m) Plan. Mr. Charron and Ms. Seegal were the sole participants in the sec.162(m) Plan in 1998. As required pursuant to the Internal Revenue Code (the "Code") and the sec.162(m) Plan, the Committee establishes, in advance, quantitatively measurable objective performance goals for each participant and the maximum bonus potentially payable under the Plan to such participant. For fiscal 1998, the Committee established under the Plan two objective earnings-based goals, relating to earnings per share and return on invested operating capital employed in operations. The Committee also set in advance the maximum bonus payable based on the Company's levels of achievement as against these goals. In addition, the Committee established a number of individual goals; to the extent that the Committee determined that such individual goals were not fully achieved, the maximum bonus otherwise determined under the objective Plan formula could be reduced in the discretion of the Committee. (The Committee further retains absolute discretion to reduce the actual bonuses paid below such maximum levels to the extent that it considers appropriate.)

     The maximum bonus payable to any sec.162(m) Plan participant in respect of the 1998 fiscal year was capped at $1.5 million. Under the Amended and Restated Liz Claiborne sec.162(m) Cash Bonus Plan being submitted for stockholder approval, the maximum bonus payable to any sec.162(m) Plan participant in respect of fiscal year 2000 or later shall be capped at $2.0 million. See "Proposal 2 -- Approval of the Amended and Restated Liz Claiborne sec.162(m) Cash Bonus Plan" below. Although the Committee intends to continue to structure the compensation arrangements for executive officers in a manner that will generally avoid the deduction limitation imposed by sec.162(m) of the Code, the Committee and the Board continue to strongly believe that it is important and necessary that the Committee retain the right, in the exercise of its business judgment, to provide arrangements from time to time that may not qualify under sec.162(m) if such arrangements are, in the Committee's view, in the best interests of the Company and its stockholders, and the Committee has expressly retained that right. The Committee has designated Mr. Charron, Ms. Seegal and Richard F. Zannino, the Company's Senior Vice President -- Finance and Administration and Chief Financial Officer, as the only participants in the Plan for fiscal 1999.

     Cash Incentive Bonus Plan. Under the cash incentive bonus plan, all other salaried employees, including the three participating Named Executive Officers, were eligible to receive a bonus for 1998 based upon (i) where applicable, the achievement of targeted levels of divisional direct operating profit and/or departmental performance considerations; and (ii) a combination of earnings per share and return on invested operating capital achievement as measured against pre-established targets. Business unit performance against target during 1998 resulted in payouts under the divisional component of the bonus program ranging from 0% to 200% of divisional target bonus amounts.

     1998 Cash Bonus Awards. The 1998 bonus awards to Ms. Seegal (under the sec.162(m) Plan) and to the three other Named Executive Officers (under the cash incentive bonus plan) were based upon corporate, departmental and divisional achievement against goals, and reflect the Committee's assessment of the level and quality of individual business initiatives and achievements (taking into account the evaluations of the CEO).

     SHARE COMPENSATION. The Company provides equity-based compensation to its executives under its stock option program and under restricted share programs, administered by the Committee under the 1992 Plan.

     Transformation Shares. As discussed in last year's Committee Report, during 1997, the Committee adopted a new restricted share ("Transformation Shares") program, modeled on its "Career Share" program adopted in 1995. The Transformation Share program is administered by the Committee under the 1992 Plan. In making the first award of Transformation Shares, the Company awarded on January 6, 1998, an aggregate of 341,350 shares of restricted stock to an aggregate of 118 Company executives. The scope of the participant group and the size of the individual grants were recommended by the CEO, based on guidelines derived from market data, and approved by the Committee. As was the case with Career Shares, the near-term incentive value of Transformation Shares derives in large part from the Company's ability to produce stockholder returns in excess of those of an industry peer group. The Committee selected 38 public company competitors from within the apparel, retail and related fields (see "Performance Graph" below) as the peer group for the Transformation Share program ("Peer Group"). Transformation Shares, which are subject to restrictions on transfer and the risk of forfeiture until earned by continued service, will not vest until July 6, 2007, unless certain performance targets, which accelerate vesting, are reached. Thus, Transformation Shares may vest at the end of any three-year performance period ending on the third, sixth, or ninth anniversaries of the start of the initial performance period if the Company's total stockholder return (share price appreciation plus reinvestment of any dividends; "TSR") for the prior three-year performance period ranks at or above the 50th percentile of the TSR of the companies comprising the Peer Group, as follows: at the 50th percentile: 50% vesting; at or above the 75th percentile: full vesting; between the 50th and 75th percentiles: proportional vesting. If the Company's TSR does not attain the 50th percentile, the Transformation Shares remain unvested and a new three-year performance period begins. Executives receiving 5,000 or more Transformation Shares (an aggregate of 23 Company executives) may not sell or otherwise transfer (other than to pay related taxes) vested Transformation Shares unless they continue to own, directly or indirectly, Company shares having a value at least equal to annual base salary; all other Transformation Share recipients (who received between 500 and 2,000 Transformation Shares) are expected to accumulate a lesser, yet significant, equity ownership position in Company shares. Transformation Share vesting will be accelerated upon a change of control that results in Company shares no longer being quoted on an established market. The Company's TSR through the first 12 months of the initial three-year performance period ranked below the 50th percentile of the TSR of the Peer Group companies.

     Stock Options. The Company has a long-standing policy of granting stock options to a substantial number of employees as a way of establishing a long-term incentive compensation component that emphasizes the importance of increasing stockholder value. In January 1999, concurrent with the annual grant to employees, the Committee granted options to all executive officers at an exercise price equal to the market price on the grant date. See "Option Grants Table for Fiscal 1998" above. These options vest at the rate of 25% on each of the first and second anniversaries of the grant date with the remaining 50% vesting on the third anniversary, and carry a 10-year term. Individual grants (other than for the CEO) are recommended by the CEO and approved by the Committee.

     CEO COMPENSATION. Mr. Charron's salary is set pursuant to the Company's multi-year arrangement with him described under "Employment
Arrangements -- Employment Agreement with Paul R. Charron" above. Other elements of these compensation arrangements retain the structure of annual and long-term incentives which may result in rewards significantly higher than the competitive median. Of particular significance to the Committee are the long-term performance-based elements built into the stock option and deferred income components. Moreover, Mr. Charron's realization of many of the benefits under his arrangements are contingent on his continuing to serve as Chairman and CEO of the Company, at the pleasure of the Board, through the end of fiscal 2002. As discussed in last year's Committee Report, on January 6, 1998, contemporaneously with the general grant of Transformation Shares to over 100 company executives, Mr. Charron was awarded 72,000 shares of restricted stock under the Transformation Share program described above.

     For 1998, the Committee set under the sec.162(m) Plan certain earnings per share and return on invested operating capital goals, with the level of achievement against them resulting in a variety of maximum bonus opportunities. In addition, a number of individual goals (including continued development and implementation of product, marketing, production, systems and other transformation initiatives) were established. Based upon achievement against the foregoing, the Committee awarded Mr. Charron a cash bonus of $500,000, a significant reduction from his 1997 cash bonus. In order to provide him with continuing strong future incentives, the Committee, after review and analysis of competitive practices within the Peer Group, awarded Mr. Charron options covering 85,000 shares of Common Stock.

                                          ROGER N. FARAH
                                          J. JAMES GORDON
                                          KAY KOPLOVITZ (Chair)
                                          PAUL E. TIERNEY, JR.

PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on the Company's Common Stock over a 5-year period with the return on (i) the Standard & Poor's 500 Stock Index ("S&P 500 Index") and (ii) an index comprised of the Company and the following 38 competitors comprising the Transformation Share peer group (the "Peer Group"): AnnTaylor Stores Corporation; Authentic Fitness Corporation; Benetton Group; Chic by H.I.S., Inc.; Cintas Corporation; Cyrk, Inc.; Donna Karan International, Inc.; Donnkenny, Inc.; Farah Incorporated; Fruit of the Loom, Inc.; The Gap, Inc.; Gucci Group N.V.; Guess, Inc.; The Gymboree Corporation; Haggar Corp; Hartmarx Corporation; Jones Apparel Group, Inc.; Kellwood Company; The Limited, Inc.; Nautica Enterprises, Inc.; The North Face, Inc.; Norton McNaughton, Inc.; Oshkosh B'Gosh, Inc.; Oxford Industries, Inc.; Philips Van-Heusen Corporation; Polo Ralph Lauren Corporation; Quiksilver, Inc.; Russell Corporation; Salant Corporation; Starter Corporation; St. John Knits, Inc.; The Talbots, Inc.; Tarrant Apparel Group; Tommy Hilfiger Corporation; Tultex Corporation; Unitog Company; VF Corporation; and The Warnaco Group, Inc.

     In accordance with SEC disclosure rules, the measurements are indexed to a value of $100 at December 25, 1993 (the last trading day before the beginning of the Company's 1994 fiscal year) and assume that all dividends were reinvested. [CLAIBORNE, INC. PERFORMANCE GRAPH]

                                                    LIZ CLAIBORNE INC             S&P 500 INDEX                PEER GROUP
                                                    -----------------             -------------                ----------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    76.66                      101.32                       95.51
'1995'                                                   126.77                      139.40                      107.22
'1996'                                                   180.30                      171.40                      137.64
'1997'                                                   197.13                      228.59                      166.44
'1998'                                                   150.58                      293.91                      234.65

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning any person who, to the knowledge of the Company, beneficially owns, as of March 15, 1999, more than 5% of the outstanding shares of the Company's Common Stock.

                                                                                      PERCENTAGE OF
                                                              AMOUNT AND NATURE OF     OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP    COMMON STOCK
            ------------------------------------              --------------------    -------------
FMR Corp....................................................       9,438,826(1)          14.75%
Edward C. Johnson, 3rd
Abigail P. Johnson
Fidelity Management & Research Company
Fidelity Advisor Growth Opportunities Fund
82 Devonshire Street
Boston, MA 02109
Amvescap PLC................................................       4,778,176(2)           7.47%
11 Devonshire Square
London EC2M 4YR
England
Manning & Napier Advisors, Inc..............................       3,968,958(3)           6.20%
1100 Chase Square
Rochester NY 14604
Morgan Stanley Dean Witter & Co.............................       3,513,677(4)           5.49%
1585 Broadway
New York, NY 10036

---------------

(1) Based upon information as of December 31, 1998, contained in an Amendment to
    Schedule 13G, dated February 11, 1999, filed with the SEC by FMR Corp. ("FMR"), Edward C. Johnson 3rd, Abigail P. Johnson, and Fidelity Management & Research Company ("Fidelity") and Fidelity Advisor Growth Opportunities Fund (the "Fund"). According to the Schedule 13G, the shares of Common Stock listed include (i) 9,220,998 shares beneficially owned by Fidelity, a wholly owned subsidiary of FMR and a registered investment advisor, as a result of acting as investment advisor to several registered investment companies (including the Fund, which owns 4,375,400 shares) and (ii) 217,828 shares beneficially owned by Fidelity Management Trust Company, a wholly owned subsidiary of FMR ("FMT"), as a result of FMT serving as investment manager for certain institutional accounts. According to the Schedule 13G, Mr. Johnson and FMR each has sole power to dispose of the shares beneficially owned by Fidelity, and neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares beneficially owned by Fidelity, which power resides with the funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Board of Trustees. Mr. Johnson and FMR, through its control of FMT, each has sole dispositive power over the shares beneficially owned by FMT, and sole power to vote or to direct the voting of 172,128 of such shares and no power to vote or to direct the voting of 45,700 of such shares.

(2) Based upon information as of December 31, 1998, contained in an Amendment to
    Schedule 13G dated February 8, 1999, filed with the SEC by Amvescap PLC (formerly Invesco PLC), a parent holding company ("Amvescap") and certain of its subsidiaries. According to the amended Schedule 13G, Amvescap, a company organized under the laws of England, has shared voting and dispositive power with respect to the shares which are held on behalf of persons (none of whom holds in excess of 5% of the Company's Common Stock) who have the right to receive dividends from, or the proceeds from the sale of, such securities.

(3) Based upon information as of December 31, 1998, contained in a Schedule 13G dated February 2, 1999, filed with the SEC by Manning & Napier Advisors, Inc. ("Manning"), a registered investment advisor. According to the Schedule 13G, Manning has sole voting power over 3,653,258 shares and sole dispositive power over 3,968,958 shares.

(4) Based upon information as of December 31, 1998, contained in a Schedule 13G dated February 4, 1999, filed with the SEC by Morgan Stanley Dean Witter & Co., a registered investment advisor ("Morgan"). According to the Schedule 13G, Morgan manages certain accounts on a discretionary basis and such accounts are known to have the right to receive or the power to direct the receipt of dividends from the proceeds from the sale of any shares. Morgan indicated that it has shared voting power over 2,971,377 shares and shared dispositive power over 3,513,677 shares and that no account holds more than 5% of the Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 15, 1999, the number of shares of Common Stock (the Company's only voting security) beneficially owned by each Director, each of the Named Executive Officers, and by all executive officers and Directors of the Company as a group. These shares represent in the aggregate less than one percent of the outstanding shares of Common Stock as of such date.

                                                               AMOUNT AND NATURE OF
                  NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)
                  ------------------------                    -----------------------
Paul R. Charron(2)..........................................          285,991
Bernard W. Aronson(3)(5)....................................            1,100
Roger N. Farah(5)...........................................              751
Ann M. Fudge(4).............................................            4,045
J. James Gordon(4)(5).......................................            4,350
George L. Jones.............................................              461
Kenneth P. Kopelman(4)......................................            2,425
Kay Koplovitz(4)(5).........................................            4,080
Paul E. Tierney, Jr.(4)(5)..................................           17,811
Denise V. Seegal(6).........................................           60,999
Samuel M. Miller(7).........................................           80,667
John R. Thompson(8).........................................           34,437
Robert J. Zane(9)...........................................           32,657
All executive officers and Directors as a group (14
  persons)(10)..............................................          515,855

---------------
 (1) Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting power and sole investment power with respect to the securities indicated as owned by them.

 (2) Includes (a) 19,100 shares held in a grantor annuity trust over which Mr. Charron's wife serves as sole trustee, (b) 113,332 shares issuable upon the exercise of currently exercisable stock options ("Exercisable Options") under the Company's stock option plans, and (c) 72,000 restricted Transformation Shares.

 (3) Includes 250 shares issuable upon the exercise of Exercisable Options under the Outside Director Plan.

 (4) Includes 1,250 shares issuable upon the exercise of Exercisable Options under the Outside Director Plan.

 (5) Includes shares awarded under the Outside Director Plan, receipt of which has been deferred under such Plan as follows: Mr. Aronson: 850 shares; Mr.
     Farah: 751 shares; Mr. Gordon: 1,012 shares; Ms. Koplovitz: 1,201 shares; and Mr. Tierney: 1,201 shares.

 (6) Includes 21,225 shares issuable upon the exercise of Exercisable Options and 29,500 restricted Transformation Shares.

 (7) Includes 75,708 shares issuable upon the exercise of Exercisable Options (50,000 of which bear an exercise price of $58.50) and 4,513 restricted Transformation Shares.

 (8) Includes 14,575 shares issuable upon the exercise of Exercisable Options and 12,500 restricted Transformation Shares.

 (9) Includes 13,324 shares issuable upon the exercise of Exercisable Options and 12,500 restricted Transformation Shares.

(10) Includes 195,888 shares issuable upon the exercise of Exercisable Options, 160,500 restricted shares issued under the 1992 Plan, 414 shares held under the Company's Savings Plan and other shares indicated as included in the foregoing footnotes.

        PROPOSAL 2 -- APPROVAL OF THE AMENDED AND RESTATED LIZ CLAIBORNE
                           SEC.162(m) CASH BONUS PLAN

BACKGROUND

     In 1994, the Board of Directors adopted and the Company's stockholders approved the Liz Claiborne sec.162(m) Cash Bonus Plan (the "1994 Plan"), so as to qualify bonuses paid under the 1994 Plan as "performance-based" for purposes of sec.162(m) of the Internal Revenue Code (the "Code"). This enables the Company to deduct compensation paid thereunder to Plan participants in excess of $1 million in any year. Under sec.162(m), the material terms of a plan such as the 1994 Plan must be submitted to stockholders for approval every five years, as the Compensation Committee of the Board (the "Committee") has discretion thereunder to fix performance goals annually. Accordingly, on March 3, 1999, the Board of Directors adopted, subject to and effective upon stockholder approval, the Amended and Restated Liz Claiborne sec.162(m) Cash Bonus Plan (the "Amended and Restated sec.162(m) Plan"). The purpose of the Amended and Restated sec.162(m) Plan is to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Company's performance goals; to strengthen the Company's "pay for performance" ethic by linking a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain high performing executives on a competitive basis, while seeking to preserve for the benefit of the Company the associated federal income tax deduction. There will be presented at the Annual Meeting a proposal to approve the adoption of the Amended and Restated sec.162(m) Plan, which will have effect commencing with bonuses payable in respect of the Company's 2000 fiscal year; the 1994 Plan already in place remains in force with respect to bonuses which may be paid in respect of the current fiscal year (which will end on January 1, 2000). The major difference between the Amended and Restated sec.162(m) Plan and the 1994 Plan it will replace is an increase in the maximum bonus payable to any individual in respect of a particular fiscal year from $1.5 to $2.0 million; other amendments deal with the group of financial measures from which the Committee can select in setting annual performance goals, and the administration of the Plan. The following description of the Amended and Restated sec.162(m) Plan is qualified in its entirety by reference to the full text of such Plan, which is set forth in the attached Exhibit A.

MATERIAL TERMS OF THE AMENDED AND RESTATED SEC.162(m) PLAN

     Eligible Executives. For each fiscal year commencing on or after the date of the upcoming Annual Meeting, the Amended and Restated sec.162(m) Plan will cover all employees (i) having a base salary in excess of $500,000, or whose compensation is reasonably expected by the Committee to exceed the $1 million threshold, and (ii) who are executive officers of the Company at the start of such year or are hired or promoted into that status during such year. The Committee reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines, in its discretion, that it would be in the best interests of the Company and its stockholders to do so, even if the result is a loss of deductibility for certain compensation payments. For fiscal 1999, three of the Company's executive officers are participants in the 1994 Plan; these executives are currently expected to be the sole executives eligible to participate in the Amended and Restated sec.162(m) Plan.

     Business Criteria Upon Which Performance Goals will be Based. Specific performance goals for participating executives will be selected from among the business criteria described below. These goals will be established for each participant by the Committee prior to the 91st day of each fiscal year.

     Under the Amended and Restated sec.162(m) Plan, the Committee will set one or more objective performance goals for each participant each year using one or more earnings-based measures (which may be based on net income, operating income, cash flow, residual income, or any combination thereof), and/or, if the Committee so determines, one or more sales-based measures. The goals set by the Committee may be expressed on an absolute and/or relative basis, and may include comparisons with the current or past performance of the Company (including one or more of its divisions), and/or other companies. In addition, earnings-based goals may also be expressed as comparisons to capital, stockholders' equity and/or shares outstanding (e.g., return on capital, return on equity or earnings per share). While the degree of achievement of the objective goals will determine the maximum bonus potentially payable to each participant pursuant to the goal formula(s) (subject to the maximum level per participant described below), the Committee will have absolute discretion to reduce the actual payment below that level to the extent that it considers appropriate. The Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify that the performance goals underlying the bonus payments have been satisfied.

     For these purposes, the measures used in performance goals set under the Amended and Restated sec.162(m) Plan shall be determined in a manner consistent with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods of reporting used in the Company's Form 10-K and 10-Q reports, without regard to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business, or to changes in accounting principles or law, unless otherwise determined by the Committee. To the extent that any objective performance goals are expressed using any earnings or sales-based measures that require deviations from GAAP, such deviations are at the discretion of the Committee.

     Maximum Bonus Opportunity. The bonus opportunity for each participant under the Amended and Restated sec.162(m) Plan each year will be related by a specific formula to his or her base salary at the start of such year, provided that the maximum bonus paid under the Plan to any individual in respect of any fiscal year shall not exceed $2.0 million. As a point of reference, the highest bonus that the Company has ever paid to an individual executive in any year was $1,319,000, in 1995.

     Administration. The Amended and Restated sec.162(m) Plan will be administered by the Committee, which at all times shall be composed solely of at least two directors who are "outside directors" within the meaning of sec.162(m). All determinations of the Committee with respect to the Amended and Restated sec.162(m) Plan are binding. The expenses of administering the Amended and Restated sec.162(m) Plan are borne by the Company.

     Protection of Deduction. The Amended and Restated sec.162(m) Plan provides that the Compensation Committee may delay the payment of any bonus if and to the extent that it determines that the Company might not be permitted to receive a deduction in respect of such performance bonus as a result of the deduction limit under sec.162(m). The amount so delayed generally will be credited with interest, as if it were invested in any investment vehicle or vehicles selected by the Committee from the date the distribution otherwise would have been made until the last day of the month immediately preceding the month in which such amount is paid to the participant. Any amount so delayed will be paid to the participant if and to the extent that the Compensation Committee determines that the Company's deduction in respect of such amount is not limited by sec.162(m) and, in any case, within 90 days after the participant no longer is a "covered employee" within the meaning of sec.162(m).

     Power to Amend. The Board of Directors may at any time terminate or suspend the Amended and Restated sec.162(m) Plan or revise it in any respect; provided that no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of sec.162(m) provided in sec.162(m)(4)(C) of the Code.

     NEW PLAN BENEFITS. As the Committee sets performance goals, targets and related maximum bonus opportunities annually, amounts payable under the Amended and Restated sec.162(m) Plan are not determinable. For information regarding awards made in respect of fiscal 1998 under the 1994 Plan, see "Executive Compensation -- Summary Compensation Table" and the Compensation Committee Report.

VOTING ON THE PROPOSAL

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting thereon is required for approval of the Amended and Restated sec.162(m) Plan. Under applicable regulations, if the Amended and Restated sec.162(m) Plan is approved, it may remain in effect without further stockholder approval until the annual meeting of stockholders in 2005, unless materially amended prior to such meeting. In the event stockholders do not approve this proposal, awards will not be granted or paid out under the Amended and Restated sec.162(m) Plan to the extent required under Treasury Regulation 1.162-27(e)(4) to meet the stockholder approval requirements of that Regulation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND
                           RESTATED SEC.162(M) PLAN.

              PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, based on the recommendation of the Audit Committee, has retained Arthur Andersen LLP, the Company's independent public accountants for the fiscal year ended January 2, 1999, as the Company's independent public accountants for the fiscal year ending January 1, 2000.

     The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

VOTING ON THE PROPOSAL

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and voting thereon is required for ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 1, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF SUCH
                                  APPOINTMENT.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2000 annual meeting of stockholders must be received by the Company, addressed to the attention of the Company's Secretary at its principal executive offices at 1441 Broadway, New York, New York 10018, no later than December 4, 1999, in order to be included in the Company's proxy statement relating to that meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely on the information furnished to the Company and written representations by such persons, all filing requirements under Section 16(a) have been complied with.

                               OTHER INFORMATION

     The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

                       MANNER AND EXPENSE OF SOLICITATION

     The cost of the solicitation of proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, the Company's officers, directors and employees may, without additional compensation, personally solicit proxies by telephone, telegraph or similar means. The Company has engaged Innisfree M&A Incorporated, a proxy solicitation firm, to assist in soliciting proxies for a fee not to exceed $7,500, plus reimbursement of reasonable out-of-pocket expenses. The Company will, if requested, reimburse banks, brokers and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. Independent inspectors of election will be appointed to inspect all stockholder proxies and ballots and to tabulate quorum and voting information.

                                         By Order of the Board of Directors

                                         ROBERTA SCHUHALTER KARP
                                         Vice President - Corporate

                                         Affairs, General Counsel and Secretary



New York, New York
April 2, 1999

                                                                       EXHIBIT A

         AMENDED AND RESTATED LIZ CLAIBORNE SEC.162(M) CASH BONUS PLAN

1. Definitions.
   --------------

     The following terms have the meanings indicated unless a different meaning is clearly required by the context:

     1.1 "Board of Directors" means the Board of Directors of the Company.

     1.2 "Code" means the Internal Revenue Code of 1986, as amended.

     1.3 "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two directors of Liz Claiborne, Inc., each of whom shall be "outside directors" within the meaning of sec.162(m) of the Code.

     1.4 "Company" means Liz Claiborne, Inc. and its consolidated subsidiaries and affiliates.

     1.5 "Executive Officer" has the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

     1.6 "Participant" means an individual who participates in the Plan pursuant to Section 3.1.

2. Purpose.
   -----------

     The purpose of the Plan is to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Company's performance goals; to strengthen the Company's "pay for performance" ethic by linking a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain high performing executives on a competitive basis, while seeking to preserve for the benefit, to the extent practicable, a tax deduction by the Company for payments of incentive compensation to such executives through payment of qualified "performance-based" compensation within the meaning of sec.162(m)(4)(C) of the Code.

3. Participation.
   ----------------

     3.1 An individual shall be a Participant in the Plan for a fiscal year of the Company if he or she (a) is an Executive Officer of Liz Claiborne, Inc. on the first day of such year or becomes an Executive Officer of Liz Claiborne, Inc. during such year by virtue of being hired or promoted and (b) has a base salary in excess of $500,000 per year or is reasonably expected by the Committee to have compensation for such year in excess of $1.0 million; provided, however, that if the Committee determines, in its discretion, prior to the ninety-first day (91st) day of such fiscal year, that it would be in the best interests of the Company and its stockholders for one or more otherwise eligible Executive Officers not to be a participant for such year, such person shall not be a Participant for such year and the Committee may in its discretion establish alternative incentive compensation arrangements for such person; provided, however, no individual who is so excluded as a Participant for a fiscal year shall have any entitlement to participate in any such alternative incentive compensation arrangement.

     3.2 An individual who is a Participant in the Plan for a fiscal year shall not participate for such fiscal year in the Company's regular annual bonus program.

4. Performance Goals.
   -----------------------

     4.1 Prior to the ninety-first (91st) day of each fiscal year of the Company, the Committee shall set one or more objective performance goals for each Participant for such year. Such goals shall be expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on the following: net income, operating income, cash flow, residual income, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding.

     4.2 Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of sec.162(m)(4)(C) and the regulations thereunder:

          (a) all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

          (b) all items of gain, loss or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or
     (ii) the operations of any business acquired by Company during the fiscal year; and

          (c) all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

     4.3 To the extent any objective performance goals are expressed using any earnings or sales-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

5. Bonus Awards.
   ------------------

     5.1 At the time that annual performance goals are set for Participants, the Committee shall establish a maximum award opportunity for each Participant for the year that is related to the Participant's base salary at the start of the year by a formula that takes account of the degree of achievement of the goals set for the Participant; provided, however, that the Committee shall have absolute discretion to reduce the actual bonus payment that would otherwise be payable to any Participant on the basis of achievement of performance goals.

     5.2 The maximum award paid to a Participant in respect of a particular fiscal year shall in no event exceed $2.0 million.

     5.3 Bonuses determined under the Plan shall be paid to Participants in cash at such time as bonuses are generally paid to other Executive Officers; provided, however, that no such payment shall be made until the Committee has certified (in the manner prescribed under applicable regulations under sec.162(m) of the Code) that the performance goals and any other material terms related to the award were in fact satisfied; and provided further that the timing of any such payment may be deferred pursuant to an agreement between the Company and a Participant or under Section 7.6 hereof.

     5.4 In the event of the death of a Participant prior to any payment otherwise required pursuant to Section 5.3, such payment shall be made to the representative of the Participant's estate.

     5.5 In the event of the death, disability, retirement or other termination of employment of a Participant during a fiscal year, the Committee shall, in its discretion, have the power to award to such Participant (or the representative of the Participant's estate) an equitably prorated portion of the bonus which otherwise would have been earned by such Participant.

     5.6 The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered in any manner and any attempted assignment, transfer, pledge or encumbrance shall be null and void and of no force or effect.

6. Administrative Provisions.
---------------------------

     6.1 The Plan shall be administered by the Committee. The Committee shall have full, exclusive and final authority in all determinations and decisions affecting the Plan and Participants, including sole authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate in the circumstances, and to make any other determination it deems necessary or appropriate for the administration of the Plan. Decisions of the Committee shall be final and binding on all parties. All expenses of the Plan shall be borne by the Company.

     6.2 No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

7. Miscellaneous.
   ------------------

     7.1 The Plan was initially adopted by the Board of Directors on March 9, 1994, subject to stockholder approval (which was obtained on May 12, 1994), and took effect beginning with the fiscal year of the Company starting January 1, 1995. The Plan was amended and restated as of March 3, 1999, and, pursuant to the requirements necessary for awards under the Plan to constitute qualified performance-based compensation under sec.162(m) of the Code, the Plan, as so amended and restated, is being resubmitted for stockholder approval in 1999, with effect for payments otherwise payable in respect of fiscal years of the Company after the Company's 1999 fiscal year. No amount will be awarded hereunder in respect of any fiscal year after the 1999 fiscal year unless the Plan, as amended and restated, is approved by the Company's stockholders at their 1999 annual meeting. No bonus will be payable hereunder in respect of any fiscal year beginning after December 30, 2004.

     7.2 The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan; provided that no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of sec.162(m) of the Code provided in sec.162(m)(4)(C) of the Code. Upon any such termination, all rights of a Participant with respect to any fiscal year that has not ended on or prior to the effective date of such termination shall become null and void.

     7.3 The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws.

     7.4 All amounts required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions.

     7.5 Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant's employment. No person shall have any claim or right to participate in or receive any award under the Plan for any particular fiscal year.

     7.6 Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company's Federal tax deduction in respect of an award hereunder may be limited as a result of sec.162(m) of the Code, the Committee may delay such payment as provided below. In the event the Committee determines to delay the payment of a bonus or any portion thereof hereunder, the Committee shall credit the amount of the award so delayed to a book account. The amount so credited to the book account shall be adjusted to reflect gains and losses that would have resulted from the investment of such amount in any investment vehicle or vehicles selected by the Committee. Part or all of the amount credited to the Participant's account hereunder shall be paid to the Participant at such time or times as shall be determined by the Committee, if and to the extent the Committee determines that the Company's deduction for any such payment will not be reduced by sec.162(m) of the Code. Notwithstanding the foregoing, the entire balance credited to the Participant's book account shall be paid to the Participant within 90 days after the Participant ceases to be a "covered employee" within the meaning of sec.162(m) of the Code. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferrable by the Participant other than by will or laws of descent and distribution; any book account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

                           [LIZ CLAIBORNE, INC. LOGO]

                              LIZ CLAIBORNE, INC.

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1999

           The undersigned hereby appoints PAUL R. CHARRON and DENISE V SEEGAL, and each of them, as proxies, with full power of substitution,
P to vote all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of LIZ CLAIBORNE, INC., to be
R held at the offices of Liz Claiborne, Inc. at One Claiborne Avenue, North Bergen, New Jersey, on Thursday, May 20, 1999 at 10:00 a.m.,
O prevailing local time, and at any adjournments or postponements thereof, as set forth on the reverse side hereof.
X
             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF LIZ
Y CLAIBORNE, INC. AND WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED WITH RESPECT TO THE ELECTION OF DIRECTORS, THE APPROVAL OF THE AMENDED AND RESTATED LIZ CLAIBORNE SECTION 162(m) CASH BONUS PLAN, THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S ACCOUNTANTS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. TO FOLLOW THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN ON THE REVERSE SIDE; NO BOX NEED BE CHECKED.


                            YOUR VOTE IS IMPORTANT.
 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND
                                  THE MEETING.


                   (Please date and sign on the reverse side)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



                         ANNUAL MEETING OF STOCKHOLDERS
                                 LIZ CLAIBORNE

                                  MAY 20, 1999
                                   10:00 A.M.

                             OFFICES OF THE COMPANY
                              ONE CLAIBORNE AVENUE
                            NORTH BERGEN, NEW JERSEY
                                 (201) 295-6000

                     FOR DIRECTIONS, CALL (201) 295-6222

                           WE INVITE YOU TO JOIN US.



                             YOUR VOTE IS IMPORTANT
                             ======================

               PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                                               6727 PROXY, 2
IR
LIZ CLAIBORNE, INC.-- PROXY CARD
--------------------------------------------------------------------------------
/X/ PLEASE MARK YOUR                                                   3693
    VOTES AS IN THIS
    EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees named herein and FOR Proposals 2 and 3.
--------------------------------------------------------------------------------
           The Board of Directors recommends a vote FOR all nominees
                             and FOR Proposals 2 and 3.
--------------------------------------------------------------------------------

1.   Election           FOR     WITHHELD
     of Directors.     /  /       /  /         NOMINEES            TERM EXPIRING
                                               Paul R. Charron         2002
                                               J. James Gordon         2002
                                               Kay Koplovitz           2002


FOR, except vote withheld from the following nominee(s):

---------------------------------------------------------
2. Approval of the Amended and Restated          FOR      AGAINST     ABSTAIN
   Liz Claiborne Section 162(m) Cash            /  /       /  /        /  /
   Bonus Plan

3. Ratification of Arthur Andersen              /  /       /  /        /  /
   LLP as independent public
   accountants.

4. In accordance with their discretion upon
   such other matters as may properly come
   before the meeting and any adjournments
   or postponements
   thereof.
--------------------------------------------------------------------------------
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement for the 1999 Annual Meeting.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SIGNATURE(S)                                               DATE



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